SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A

                             CURRENT REPORT PURSUANT

                          TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): SEPTEMBER 29, 2003

                      UNIVERSAL COMMUNICATION SYSTEMS, INC.

             (Exact Name of Registrant as Specified in Its Charter)

        4812                         Nevada                      860887822
        ----                         ------                      ---------
(Commission File Number)   (State or Other Jurisdiction        (IRS Employer
                                 of Incorporation)           Identification No.)

407 LINCOLN RD, STE 6K, MIAMI BEACH, FL                           33139
---------------------------------------                           -----
(Address of Principal Executive Offices)                        (Zip Code)


        Registrant's Telephone Number, Including Area Code: 305-672-6344

Item 2.  Acquisition or Disposition of Assets.

     On September 29, 2003, Universal Communication Systems, Inc., a Nevada corporation ("Universal" or "Buyer"), completed its acquisition of Millennium Electric TOU, Ltd., an Israeli corporation ("Millennium" or "Seller"). The acquisition was made pursuant to a Stock Purchase Agreement, dated as of August 22, 2003 (the "Purchase Agreement").

     Pursuant to the Purchase Agreement, Universal and Millenium released their respective shares held in escrow to effect the transaction.

     The specific terms of the agreement are as follows:

     Four million four hundred thousand (4,400,000) shares of restricted common stock of Buyer in the name of Sellers (the "Initial Stock").

     Options to purchase additional eight million eight hundred thousands (8,800,000) shares of Buyer common stock, at a price of $0.05/share, exercisable for a period of five years from the date of the Closing (the "Initial Options"), upon delivery of Draft Financial Statements of the Company for the 2002 fiscal year, and Draft Interim Financial Statements through the quarter ended June 2003 (as further defined in Section 2.4). Within 7 days after receipt of a Revenue Reports indicating the Company has achieved USD $1.3 million in Revenue, options to purchase 13.2 million shares of Buyer common stock, exercisable during a period of 36 months from the date of issuance, at:

     USD $0.06 per share, if such Revenue is achieved at any time during the fiscal year ending December 31, 2003; or

     USD $0.07 per share if such Revenue is achieved accumulatively at any time during the fiscal year ending December 31, 2004;

     USD $0.08 per share if such Revenue is achieved accumulatively at any time during the fiscal year ending December 31, 2005.

     Within 7 days after receipt of a Revenue Report indicating the Company has achieved USD $4.4 million in Revenue, options to purchase additional 13.2 million shares of Buyer common stock, exercisable during a period of 48 months from the date of issuance, at:

     USD $0.17 per share if such Revenue is achieved during the fiscal year ending December 31, 2004;

     USD $0.18 per share if such Revenue is achieved accumulatively at any time during the fiscal year ending December 31, 2005; or

     USD $0.19 per share if such Revenue is achieved accumulatively at any time during the fiscal year ending December 31, 2006.

     Within 7 days after receipt of a Revenue Report indicating the Company has achieved USD $12.2 million in Revenue, options to purchase additional 13.2 million shares of Buyer common stock, exercisable during a period of 60 months from the date of issuance, at:

     USD $0.37 per share if such Revenue is achieved during the fiscal year ending December 31, 2005; or

     USD $0.38 per share if such Revenue is achieved accumulatively at any time during the fiscal year ending December 31, 2006; or

     USD $0.39 per share if such Revenue is achieved accumulatively at any time, during the fiscal year ending December 31, 2007.

     The description of the transactions contemplated by the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

     The aggregate purchase price for all of the Shares of Millenium cannot be determined at this time.

Item 7.  Financial Statements and Exhibits

         (a) Financial Statements.

             Report of Independent Auditors                                                  F-1

             Consolidated Balance Sheets as of September 30, 2003 and 2002                   F-2

             Consolidated Statements of Operations for the Years Ended
                 September 30, 2003 and 2002                                                 F-3

             Consolidated Statements of Changes in Shareholders' Equity (Deficiency)
                 for the Years Ended September 30, 2003 and 2002                             F-4

             Consolidated Statements of Cash Flows for the Years Ended
                 September 30, 2003 and 2002                                                 F-5

     Notes to Consolidated Financial Statements                                           F-6 - F-13


         (b) Pro Forma Financial Information

     It is impracticable for Universal to file herewith the required pro forma financial information in this Current Report on Form 8-K/A. The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K/A as soon as practicable, but no later than 30 days after the date this Current Report on Form 8-K/A is required to be filed.

         (c) Exhibits.

         Exhibit
           No.             Exhibit
           ---             -------

           2.1           Stock Purchase Agreement, dated as of August 22,
                         2003, by and among Universal Communication Systems, Inc. and Shareholders of TOU Millennium Electric Ltd.:
                         Ami R. Elazari and Catlan Development Limited.*

          99.1           Press Release, dated August 22, 2003.*

* Previously filed.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Communication Systems, Inc.
(Registrant)



By: /s/ Michael J. Zwebner
   -----------------------------------
Michael J. Zwebner
Chairman and Chief Executive Officer



Dated: December 15, 2003

--------------------------------------------------------------------------------


                         MILLENNIUM ELECTRIC T.O.U. LTD.

--------------------------------------------------------------------------------







                        CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2003 AND 2002




















                            REUBEN E. PRICE & COMPANY
                         PUBLIC ACCOUNTANCY CORPORATION

                         MILLENNIUM ELECTRIC T.O.U. LTD.
                         -------------------------------




                                    CONTENTS

                                                                                                              Page

 Financial Statements:

     Report of Independent Auditors                                                                            F-1

     Consolidated Balance Sheets as of September 30, 2003 and 2002                                             F-2

     Consolidated Statements of Operations for the Years Ended
         September 30, 2003 and 2002                                                                           F-3

     Consolidated Statements of Changes in Shareholders' Equity (Deficiency)
         for the Years Ended September 30, 2003 and 2002                                                       F-4

     Consolidated Statements of Cash Flows for the Years Ended
         September 30, 2003 and 2002                                                                           F-5

     Notes to Consolidated Financial Statements                                                             F-6 - F-13


                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
MILLENNIUM ELECTRIC T.O.U. LTD.


We have audited the accompanying consolidated balance sheets of Millennium Electric T.O.U. Ltd. (the Company) as of September 30, 2003 and 2002, and the related consolidated statements of operations, consolidated changes in shareholders' deficiency and consolidated statements of cash flows for the years ended September 30, 2003 and 2002. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements of Millennium Electric T.O.U. Ltd., as referred to above, present fairly, in all material respects, the financial position of the Company as of September 30, 2003 and 2002, and the results of its operations, changes in shareholders' deficiency and statements of cash flows for the years ended September 30, 2003 and 2002, in conformity with accounting principles generally accepted in the United States.


Reuben E. Price & Co.
December 11, 2003

                         MILLENNIUM ELECTRIC T.O.U. LTD.

                           CONSOLIDATED BALANCE SHEETS

                                                                                     SEPTEMBER 30,
                                                                                ------------------------
                                                                                  2003           2002
                                                                                ---------     ----------
                                      Assets
Current Assets:
   Cash and cash equivalents                                                    $  40,655      $     290
   Accounts receivable, net                                                       105,859         61,730
   Inventory                                                                        4,900          7,064
   Prepaid expenses                                                                25,050           --
                                                                                ---------      ---------

       Total Current Assets                                                       176,464         69,084

Equipment, Net                                                                      2,510            815
                                                                                ---------      ---------

           Total Assets                                                         $ 178,974      $  69,899
                                                                                =========      =========

                  Liabilities and Shareholders' (Deficiency)

Current Liabilities:
    Short-term line of credit                                                   $  25,721      $  10,341
    Accounts payable, trade                                                        24,708         29,304
    Accounts payable, related parties                                              93,308         44,943
    Other                                                                          11,968          2,971
                                                                                ---------      ---------

        Total Current Liabilities                                                 155,705         87,559
                                                                                ---------      ---------
Long-Term Liabilities:

    Loans from shareholders                                                        50,000           --
    Accrued severance payable                                                      23,333          2,558
                                                                                ---------      ---------

        Total Long-Term Liabilities                                                73,333          2,558
                                                                                ---------      ---------

            Total Liabilities                                                     229,038         90,117
                                                                                ---------      ---------

Commitments and Contingencies

Shareholders' (Deficiency):
    Capital stock:
        Ordinary shares of NIS 1 par value:
           Authorized: 35,300 shares; Issued and outstanding:
             100 shares as of September 30, 2003 and 2002 Management shares of NIS 1 par value:
           Issued and outstanding:
             100 shares as of September 30, 2003 and 2002
            Total Capital Stock                                                        25             25
    Accumulated deficit                                                           (62,337)       (28,083)
    Other comprehensive income                                                     12,248          7,840
                                                                                ---------      ---------

             Total Shareholders' (Deficiency)                                     (50,064)       (20,218)
                                                                                ---------      ---------

              Total Liabilities and Shareholders' (Deficiency)                  $ 178,974      $  69,899
                                                                                =========      =========

    The accompanying notes are an integral part of the financial statements.

                         MILLENNIUM ELECTRIC T.O.U. LTD.

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                YEAR ENDED SEPTEMBER 30,
                                                                                ------------------------
                                                                                  2003           2002
                                                                                ---------      ---------
Revenues:
    Sales                                                                       $  87,623      $ 111,390
    Grants                                                                         74,443         20,303
                                                                                ---------      ---------
                                                                                  162,066        131,693

Cost of Revenues                                                                   58,270         36,146
                                                                                ---------      ---------

Gross Profit                                                                      103,796         95,547
                                                                                ---------      ---------

Operating Expenses:
    Sales and marketing                                                            19,877         38,041
    General and administrative                                                    110,733         19,959
                                                                                ---------      ---------

        Total Operating Expenses                                                  130,610         58,000
                                                                                ---------      ---------

Operating Income (Loss)                                                           (26,814)        37,547

Financial Expense                                                                  (7,440)        (2,719)
                                                                                ---------      ---------

Net Income (Loss)                                                                 (34,254)        34,828

Other Comprehensive Income:
    Foreign currency translation gain                                               4,408          7,840
                                                                                ---------      ---------

Total Comprehensive Income (Loss)                                               $ (29,846)     $  42,668
                                                                                =========      =========

Basic and Diluted Net Income (Loss) per Ordinary Share                          $ (342.54)     $  348.28
                                                                                =========      =========

Basic and Diluted Weighted Average Shares Outstanding                                 100            100
                                                                                =========      =========


    The accompanying notes are an integral part of the financial statements.

                         MILLENNIUM ELECTRIC T.O.U. LTD.

         CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIENCY

                                                                                        ACCUMULATED
                                        NUMBER OF                                         OTHER
                                        ORDINARY         CAPITAL       ACCUMULATED    COMPREHENSIVE
                                         SHARES           STOCK          DEFICIT          INCOME           TOTAL
                                         ------           -----          -------          ------           -----


Balance as of October 1, 2001                100        $     25        $(62,911)        $   --          $(62,886)

Net income                                  --              --            34,828             --            34,828
Other comprehensive income:
    Foreign currency adjustment             --              --              --              7,840           7,840
                                        --------        --------        --------         --------        --------

Balance as of September 30, 2002             100              25         (28,083)           7,840         (20,218)

Net (loss)                                  --              --           (34,254)            --           (34,254)
Other comprehensive income:
    Foreign currency adjustment             --              --              --              4,408           4,408
                                        --------        --------        --------         --------        --------


Balance as of September 30, 2003             100        $     25        $(62,337)        $ 12,248        $(50,064)
                                        ========        ========        ========         ========        ========



    The accompanying notes are an integral part of the financial statements.

                         MILLENNIUM ELECTRIC T.O.U. LTD.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                               YEAR ENDED SEPTEMBER 30,
                                                                               ------------------------
                                                                                  2003          2002
                                                                                --------      --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)                                                               $(34,254)     $ 34,828
Adjustments to reconcile net income/(loss) to net cash used in operating activities:
   Depreciation                                                                      384           326
   Foreign currency translation gain                                               4,408         7,840
   (Increase) in accounts receivable                                             (44,129)      (38,674)
   Decrease (increase) in inventory                                                2,164        (5,208)
   (Increase) in prepaid expenses                                                (25,050)         --
   Increase (decrease) in accounts payables                                       (4,596)       27,427
   Increase in accounts payable, related parties                                  48,365        17,180
   Increase (decrease) in other liabilities                                        8,997       (51,993)
   Increase in accrued severance pay                                              20,775         2,558
                                                                                --------      --------

      Net cash used in operating activities                                      (22,936)       (5,716)
                                                                                --------      --------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment                                                (2,079)         --
                                                                                --------      --------

      Net cash used in investing activities                                       (2,079)         --
                                                                                --------      --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Short-term line of credit, net                                                 15,380         6,006
   Long-term loans from shareholders                                              50,000          --
                                                                                --------      --------

      Net cash provided by financing activities                                   65,380         6,006
                                                                                --------      --------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                  40,365           290
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE YEAR                               290          --
                                                                                --------      --------

CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR                                $ 40,655      $    290
                                                                                ========      ========


SUPPLEMENTAL DISCLOSURE - Cash Paid During the Year for:
   Interest                                                                     $  4,832      $  1,012
                                                                                ========      ========


    The accompanying notes are an integral part of the financial statements.

                         MILLENNIUM ELECTRIC T.O.U. LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002


NOTE 1 - GENERAL

         a. Millennium Electric T.O.U. Ltd. (Company) is an Israeli corporation formed in March 1999, and commenced its operation in April 2000. The Company is engaged in the research, development and manufacture of solar systems worldwide.

         b.       In March 2000, the Company established a 65% owned subsidiary
                  - Millennium USA. The subsidiary is inactive, with no assets or liabilities.

         c. In September 2002, the Company established a 50% owned subsidiary -Solar Style Ltd. (Solar). The subsidiary is inactive, with no assets or liabilities.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

         The financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

         a.       Use of estimates:

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         b. Functional currency, comprehensive income, and currency translation:

                  The functional and reporting currency of the Company is the U.S. dollar.

                  The Company's transactions are recorded in New Israeli Shekels
                  (NIS); however most of the Company's revenues are received in U.S. dollars or linked to the U.S. dollar, and a substantial portion of its costs is incurred in U.S. dollars. Accordingly, the Company has determined the U.S. dollar as the currency of its primary economic environment, and thus, is its functional and reporting currency.

                  The Company's transactions and balances denominated in U.S. dollars are presented at their original amounts. Non-dollar transactions and balances have been remeasured to U.S. dollars in accordance with Statement No. 52 of the Financial Accounting Standards Board (FASB). All translation gains and losses from remeasurement of monetary balance sheet items denominated in non-dollar currencies are reflected in other comprehensive income, as appropriate. The resulting cumulative translation adjustments have been recorded as a separate component of stockholders' equity. The sole component of other comprehensive income is a foreign currency translation adjustment.

         c.       Cash equivalents:

                  The Company considers all highly liquid investment instruments originally purchased with maturity of three months or less to be cash equivalents.

                         MILLENNIUM ELECTRIC T.O.U. LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

         d.       Inventory:

                  Inventory is stated at the lower of cost or market value. Inventory write-offs are provided to cover risks arising from slow-moving items or technological obsolescence. Cost is determined using the "first-in, first-out" method.

         e.       Property and equipment:

                  Property and equipment are stated at cost, less accumulated depreciation.

                  Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, at the following rates:

                                                               PERCENT PER YEAR
                                                               ----------------

                  Computers and related equipment                  15 - 33%
                  Office furniture and equipment                      7%


                  The Company's long-lived assets are reviewed for impairment in accordance with Statement of Financial Accounting Standard No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No. 144) whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

         f.       Revenue recognition:

                  Revenues from the sales of products are recognized in accordance with Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" (SAB No. 101) when persuasive evidence of an arrangement exists, delivery of the product has occurred, provided the collection of resulting receivable is probable, the price is fixed or determinable, and no significant obligation exists. The Company does not grant right of return.

                  Revenues from the Canadian Highways Investment Corporation agreement are recognized in accordance with Statement of Position 81-1 "Accounting for Performance of Construction -Type and Certain Production -Type Contracts" (SOP 81-1), using contract accounting on a percentage of completion method, based on the relationship of actual working hours incurred to total working hours estimated to be incurred over the duration of the contract and in accordance with the "Input Method". Provisions for estimated losses on uncompleted contracts are made in the period in which losses are first determinable, in the amount of the estimated loss on the entire contract. As of September 30, 2003, no such estimated losses were identified.

                         MILLENNIUM ELECTRIC T.O.U. LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

                  Grants from the Israeli Fund for Encouragement of Marketing Activity are recognized at the time the Company is entitled to such grants on the basis of the costs incurred. These grants are royalty free.

         g.       Income taxes:

                  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes". This statement prescribes the use of the liability method, whereby deferred tax asset and liability account balances are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

         h.       Fair value of financial instruments:

                  The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

                  The carrying amounts of cash and cash equivalents, trade receivables, other accounts receivable, trade payables and other accounts payable and accrued expenses, approximate their fair values due to the short-term maturities of these instruments.

         i.       Concentrations of credit risk:

                  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. Cash and cash equivalents are deposited with major banks in Israel. Management believes that the financial institutions that hold the Company's investments are financially sound, and, accordingly, minimal credit risk exists with respect to these investments.

                  The Company has no significant off-balance-sheet concentration of credit risk, such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

         j.       Severance pay:

                  The liability of the Company for severance pay is calculated pursuant to the Israeli severance pay law based on the most recent salary of the employees multiplied by the number of years of employment as of the balance sheet date. Employees of the Company are entitled to one month's salary for each year of employment or a portion thereof. The Company's liability for all of their employees is fully provided by an accrual.

                  The deposited funds include interest earnings accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the provisions of the Israeli severance pay law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies and includes immaterial interest earnings.

                  Severance expenses for the years ended September 30, 2003 and 2002, were $ 20,775 thousand and $ 2,558 thousand, respectively.

                         MILLENNIUM ELECTRIC T.O.U. LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

         k.       Impact of recently issued accounting standards:

                  In November 2002, the EITF reached a consensus on Issue 00-21, addressing how to account for arrangements that involve the delivery or performance of multiple products, services, and/or rights to use of assets. Revenue arrangements with multiple deliverables are divided into separate units of accounting if the deliverables in the arrangement meet the following criteria: (1) the delivered item has value to the customer on a standalone basis; (2) there is objective and reliable evidence of the fair value of undelivered items; and (3) delivery of any undelivered item is probable. Arrangement consideration should be allocated among the separate units of accounting based on their relative fair values, with the amount allocated to the delivered item being limited to the amount that is not contingent on the delivery of additional items or meeting other specified performance conditions. The final consensus will be applicable to agreements entered into in fiscal periods beginning after June 15, 2003 with early adoption permitted. The provisions of this Consensus will have a certain effect on the Company's revenue recognition policy.

         l.       Principals of consolidation:

                  The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries (See Note 1). All significant intercompany transactions and balances have been eliminated in consolidation.

NOTE 3 - ACCOUNTS RECEIVABLE

                                                                    SEPTEMBER 30,
                                                               ---------------------
                                                                 2003         2002
                                                               --------     --------
         Accounts Receivable:
             Government authorities                            $  5,811     $  1,534
             Grant receivables - Fund for Encouragement of
                  Marketing Activity                               --         20,323
             Grants receivable - European Community              67,899         --
             Other                                               32,149       39,873
                                                               --------     --------

                  Accounts Receivable, Net                     $105,859     $ 61,730
                                                               ========     ========

         Accounts receivable is shown net of an allowance for doubtful accounts. The Company establishes an allowance for estimated bad debts by applying specified percentages to the different receivable aging categories. No bad debt was experienced and thus, no expenses were recognized, in the two periods presented, September 30, 2003 and 2002.

                         MILLENNIUM ELECTRIC T.O.U. LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002


NOTE 4 - EQUIPMENT
                                                        SEPTEMBER 30,
                                                     ------------------
                                                      2003        2002
                                                     ------      ------
         Cost Basis:
           Computers and related equipment           $2,464      $1,379
           Office furniture and equipment               994        --
                                                     ------      ------
                                                      3,458       1,379
                                                     ------      ------
         Accumulated depreciation:
           Computers and related equipment              901         564
           Office furniture and equipment                47        --
                                                     ------      ------
                                                        948         564
                                                     ------      ------
               Equipment, Net                        $2,510      $  815
                                                     ======      ======

         Depreciation expenses for the years ended September 30, 2003 and 2002, were $ 384 and $ 326, respectively.

NOTE 5 - OTHER ACCOUNTS PAYABLE AND ACCRUED EXPENSES

                                                       SEPTEMBER 30,
                                                   --------------------
                                                     2003         2002
                                                   -------      -------

         Employees and payroll accruals            $ 3,187      $   434
         Accrued expenses                            3,828        1,854
         Other                                       4,953          683
                                                   -------      -------

                                                   $11,968      $ 2,971
                                                   =======      =======

NOTE 6 - LONG-TERM LIABILITIES, LOANS FROM SHAREHOLDERS

         In September 2003, the Company received $50,000 from its shareholder. The terms of the loan have not yet been determined.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

         a. The facilities of the Company are rented under operating leases for periods ending in 2005.

                  Future minimum lease commitments under non-cancelable operating leases for the years ended September 30, are as follows:

                          YEAR
                          ----

                          2004               $ 60,180
                          2005                 55,165
                                             --------

                                             $115,345
                                             ========

                  As of September 30, 2003, the Company has provided guarantees for the fulfillment of the lease commitments in the approximate amount of $16,000.

                         MILLENNIUM ELECTRIC T.O.U. LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002


NOTE 7 - COMMITMENTS AND CONTINGENCIES (CONT.)

         b. The Company rents a car under an operating lease. The lease is for a period of 36 months commencing as of October 2003, for a monthly fee of $1,126, linked to the Israeli Consumer Price Index.

                  Rent expenses for the years ended September 30, 2003 and 2002 were zero.

         c. In September 2003, the Company signed a consulting agreement for a period of six months, according to which the Company shall pay the consultant a total aggregate amount of $37,000. As of September 30, 2003, the remaining contingent obligation is $18,000.

         d. In September 2003, the Company signed a consulting agreement according to which the Company shall pay the consultant the amount of $118,000. As of September 30, 2003, the remaining contingent obligation is $96,000.

         e. The Company participates in five programs sponsored by the European community for research, technological development and demonstration activities ("EC"), for the support of research and development projects for a period of 24 months. As of September 30, 2003, the Company has received a grant in the amount of $11,600. The entitlement to receive such grants is dependent upon approval of the interim and final progress reports filed with the EC. As of September 30, 2003, the Company recorded grants receivable in the amount of $74,000, which represent 75% of the total grant the Company is entitled to receive (see Note 3).

NOTE 8 - SHARE CAPITAL

         The rights, preferences and restrictions of the Ordinary and Management shares are as follows:

         1. Dividends: The holders of Ordinary shares shall be entitled to receive dividends as declared by the Company.

         2. Voting: The holders of Management shares shall have the right to appoint and dismiss directors.

         Consequently, the Ordinary and Management shares taken together constitute the equivalent of 100 shares of common stock.

NOTE 9 - TAXES ON INCOME

         a.       Losses for tax purposes:

                  As of September 30, 2003, the Company had loss carry forwards of approximately $ 30,000, which may be carried forward and offset against taxable income in the future for an indefinite period.

         b.       Deferred income taxes:

                  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows:

                         MILLENNIUM ELECTRIC T.O.U. LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002


NOTE 9 - TAXES ON INCOME (CONT.)

                                                                     SEPTEMBER 30,
                                                                 ----------------------
                                                                   2003         2002
                                                                 --------     ---------
                  Deferred tax assets:
                    Loss carry forward                           $ 10,800      $   --
                    Provision for vacation and severance pay        8,393           931
                                                                 --------      --------

                        Deferred tax assets, net                   19,193           931

                  Deferred tax liabilities:
                    Valuation allowance                           (19,193)         (931)
                                                                 --------      --------

                  Net deferred tax asset                         $   --        $   --
                                                                 ========      ========

                  As of September 30, 2003, the Company has provided valuation allowance of approximately $19,000 in respect of deferred tax assets resulting from tax loss carry forwards. Management currently believes that since the Company has a history of losses, it is more likely than not that the deferred tax regarding the loss carry forwards and other temporary differences will not be realized in the foreseeable future.

         c. Measurement of results for tax purposes under the Income Tax Law (Inflationary Adjustments), 1985:

                  Results for tax purposes of the Company are measured in terms of earnings in NIS after certain adjustments for increases in the Israeli Consumer Price Index (CPI). As explained in Note 2b, the financial statements are presented in U.S. dollars. The difference between the annual change in the Israeli CPI and in the NIS/dollar exchange rate results in a difference between taxable income and the income before taxes shown in the financial statements. This is because taxable income is measured in NIS adjusted for inflation and translated into U.S. dollars at the applicable exchange rate for tax purposes, while income before tax for financial statement purposes is measured in U.S. dollars. In accordance with paragraph 9(f) of SFAS No. 109, the Company has not provided deferred income taxes on this difference between the reporting currency and the tax bases of assets and liabilities.

NOTE 10 - RELATED PARTIES - TRANSACTIONS AND BALANCES

         a.       Balances due to related parties:

                                                                      SEPTEMBER 30,
                                                                  -------------------
                                                                    2003       2002
                                                                  -------     -------
                  Accounts payable to related parties
                       (Shareholders and employees)               $93,308     $44,943
                                                                  =======     =======

                  Long-term loans payable to shareholders (1)     $50,000        --
                                                                  =======     =======

                  ---------
                  (1)    The terms have not yet been determined.

         b.       Transactions with related parties:

                                                                      SEPTEMBER 30,
                                                                  -------------------
                                                                    2003       2002
                                                                  -------     -------

                  Consulting fee to related party                 $25,833     $  --
                                                                  =======     =======

                         MILLENNIUM ELECTRIC T.O.U. LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002


NOTE 11 - SELECTED STATEMENTS OF OPERATIONS DATA

                                                           SEPTEMBER 30,
                                                        -------------------
                                                          2003       2002
                                                        -------     -------

         a.       Financial Expense:

                  Interest                              $(4,832)    $(1,012)

                  Others                                 (2,608)     (1,707)
                                                        -------     -------


                                                        $(7,440)    $(2,719)
                                                        =======     =======


         b.       Other Comprehensive Income:



                  Foreign Currency Translation Gains     $4,408     $7,840
                                                         ======     ======

NOTE 12 - SUBSEQUENT EVENTS

              On August 22, 2003, the Company's shareholders signed an agreement to sell all of their shares of the Company to Universal Communication Systems, Inc., a Nevada corporation (Buyer). The transaction was completed on September 29, 2003. The terms included an initial transfer of 4,400,000 shares of the Buyer's restricted common stock, valued at $752,000 on the date of transfer, with options to purchase an additional 22,000,000 shares at various exercise prices, to be granted under various conditions related to certain future events and future Company performance standards.